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                                                                  EXHIBIT 10.26

                               Amendment No. 1 to
                         Investment Services Agreement

         This Amendment No. 1 to Investment Services Agreement ("Amendment") is made and entered into as of the 5th day of March, 1999 by and between WinsLoew Furniture, Inc., a Florida corporation (the "Company"), and Trivest II, Inc., a Florida corporation ("Trivest II").

                             Preliminary Statements

         A. The Company and Trivest, Inc., a Delaware corporation ("Trivest"), entered into an Investment Services Agreement dated as of December 16, 1994 ("Agreement").

         B. Trivest, Trivest II and the Company entered into an Assignment and Assumption Agreement dated as of January 1, 1996 ("Assignment") pursuant to which Trivest assigned its rights and obligations under the Agreement to Trivest II.

         C. Trivest Furniture Corporation, a Florida corporation ("Purchaser"), and the Company have entered into an Agreement and Plan of Merger ("Merger Agreement") of even date herewith.

         D. Trivest II and the Company desire to amend the Agreement as provided in this Amendment.

         NOW, THEREFORE, in consideration of the mutual premises and the agreements set forth herein, the parties agree as follows:

         1.       The following Section 17 shall be added in its entirety:

         17.      Application  to Proposed Going Private  Transaction.
(a) Notwithstanding any provision of this Agreement, the parties agree and acknowledge:

         (i) If the Merger Agreement is terminated by reason of the Company entering into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement), the Termination Fee (as defined in the Merger Agreement) is paid to Purchaser, and the transaction contemplated by such Superior Proposal is consummated, then Trivest II shall not be entitled to any compensation pursuant to Section 6.3 of this Agreement as a result of the Company entering into an agreement or closing a transaction for such Superior Proposal.

         (ii) Trivest II is not entitled to any compensation or expense reimbursement under this Agreement related to any transaction contemplated by the Merger Agreement or any Superior Proposal, and Trivest II is not deemed to be providing services to, or acting on behalf of, the Company in connection with any such transaction. No such transaction constitutes a transaction for which Trivest is entitled to compensation under Section 6.3(b) Paragraph (a) above does not in any way affect amounts otherwise due Trivest II (i) under Sections 6.1 or 6.2 of this Agreement, or (ii) under Sections 4 or 6.3 related to a transaction other than the Merger or any Superior Proposal.


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         2. Except as specifically set forth herein, all terms and conditions of the Agreement, as modified by the Assignment, shall continue in full force and effect and all terms used herein shall have the same meanings set forth in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their authorized representatives on the date first above written.

                                   TRIVEST II, INC.

                                    By: /s/ EARL W. POWELL
                                        -------------------------------
                                        Earl W. Powell
                                        Chief Executive Officer

                                    WINSLOEW FURNITURE, INC.

                                    By: /s/ BOBBY TESNEY
                                        -------------------------------
                                        Bobby Tesney
                                        President and Chief Executive Officer





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